Exhibit 10.2
Execution Version

FIFTH AMENDED AND RESTATED
GUARANTY AND PLEDGE AGREEMENT

Dated as of
May 2, 2011

made by

Linn Energy, LLC
and
each of the other Obligors (as defined herein)

in favor of

BNP Paribas,
as Administrative Agent

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TABLE OF CONTENTS

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SCHEDULES:

1           Notice Addresses of Obligors
2           Description of Pledged Securities
3           Filings and Other Actions Required to Perfect Security Interests
4           Location of Jurisdiction of Organization and Chief Executive Office

ANNEXES:

I           Form of Assumption Agreement
II          Form of Supplement

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This FIFTH AMENDED AND RESTATED GUARANTY AND PLEDGE AGREEMENT, dated as of May 2, 2011, is made by LINN ENERGY, LLC, a Delaware limited liability company (the “Borrower”), and each of the Subsidiaries of the Borrower that is a signatory hereto (the Borrower and each such signatory hereto, together with any other Subsidiary of the Borrower that becomes a party hereto from time to time after the date hereof, the “Obligors”), in favor of BNP PARIBAS, as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”), for the ratable benefit of the Guaranteed Creditors (as hereinafter defined).

R E C I T A L S

A.          On April 13, 2005, the Borrower, the financial institutions from time to time party thereto and Administrative Agent, as administrative agent for the Lenders, entered into a Credit Agreement, as amended by the First Amendment and Consent, dated as of May 3, 2005, the Second Amendment, dated as of August 12, 2005, the Third Amendment, dated as of October 27, 2005, the Fourth Amendment, dated as of December 19, 2005 and the Fifth Amendment, dated as of February 23, 2011 (as so amended, the “Original Credit Agreement”).

B.           On April 7, 2006, the Borrower, the financial institutions from time to time party thereto and the Administrative Agent amended and restated the Original Credit Agreement by entering into an Amended and Restated Credit Agreement, as amended by the First Amendment, dated as of May 5, 2006 (as so amended, the “Amended Credit Agreement”), pursuant to which, upon the terms and conditions stated therein, the Lenders have agreed to make loans and other extensions of credit to the Borrower.

C.           On August 1, 2006, the Borrower, the financial institutions from time to time party thereto and the Administrative Agent amended and restated the Amended Credit Agreement by entering into the Second Amended and Restated Credit Agreement, as amended by the First Amendment, dated February 1, 2007, the Second Amendment, dated June 29, 2007 and the Third Amendment, dated July 13, 2007 (as so amended, the “Second Amended Credit Agreement”), pursuant to which, upon the terms and conditions stated therein, the Lenders agreed to make loans and other extensions of credit to the Borrower.

D.           On August 1, 2007, the Borrower, the financial institutions from time to time party thereto and the Administrative Agent amended and restated the Second Amended Credit Agreement by entering into the Third Amended and Restated Credit Agreement, as amended by the First Amendment, dated November 2, 2007, the Second Amendment, dated January 31, 2008, the Third Amendment, dated June 16, 2008 and the Fourth Amendment, dated August 20, 2008 (as so amended, the “Third Amended Credit Agreement”), pursuant to which, upon the terms and conditions stated therein, the Lenders agreed to make loans and other extensions of credit to the Borrower.

E.           The Borrower, the Administrative Agent and other financial institutions named and defined therein as Lenders and agents entered into that certain Fourth Amended and Restated Credit Agreement dated as of April 28, 2009, as amended by the First Amendment, dated as of May 15, 2009, the Second Amendment, dated as of April 6, 2010, the Third Amendment, dated

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as of June 2, 2010, the Fourth Amendment, dated as of October 15, 2010 and the Fifth Amendment, dated as of February 23, 2011 (as so amended, the “Existing Credit Agreement”).

F.           On April 13, 2005, the Borrower, each of the signatories thereto, and the Administrative Agent have entered into that certain Guaranty and Pledge Agreement to guarantee the obligations under the Original Credit Agreement and to grant a security interest to Administrative Agent in the Collateral (as defined therein), which agreement was amended and restated by the Amended and Restated Guaranty and Pledge Agreement, dated as of April 7, 2006, the Second Amended and Restated Guaranty and Pledge Agreement, dated as of August 1, 2006, the Third Amended and Restated Guaranty and Pledge Agreement, dated as of August 31, 2007, and the Fourth Amended and Restated Guaranty and Pledge Agreement, dated as of April 28, 2009 (as amended prior to the date hereof, the “Original Guaranty”).

G.           On even date herewith, the Borrower, the financial institutions from time to time party thereto (the “Lenders”) and Administrative Agent, are executing a Fifth Amended and Restated Credit Agreement (such agreement, as may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) pursuant to which, upon the terms and conditions stated therein, the Lenders have agreed to make further loans and other extensions of credit to the Borrower.

H.           It is a condition precedent to the effectiveness of the Credit Agreement that the parties hereto amend and restate the Original Guaranty, subject to the terms and conditions of this Agreement.

I.           NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:

ARTICLE I
Definitions

Section 1.01         Definitions.

(a)         Unless otherwise defined herein, terms defined in the Credit Agreement and used herein have the meanings given to them in the Credit Agreement, and all uncapitalized terms which are defined in the UCC on the date hereof are used herein as so defined.

(b)         The following terms have the following meanings:

“Agreement” means this Fifth Amended and Restated Guaranty and Pledge Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Assumption Agreement” means an Assumption Agreement substantially in the form attached hereto as Annex I.

“Bankruptcy Code” means title 11, United States Code, as amended from time to time.

“Collateral” has the meaning assigned such term in Section 3.01.

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“Guaranteed Creditors” means the collective reference to the Administrative Agent, the Lenders and each Secured Hedge Provider.

“Guaranteed Documents” means the collective reference to the Credit Agreement, the other Loan Documents, each Secured Swap Agreement and any other document made, delivered or given in connection with any of the foregoing.

“Guarantors” means the collective reference to each Obligor other than the Borrower.

“Indebtedness” has the meaning assigned to such term in the Credit Agreement; provided, that notwithstanding anything to the contrary contained herein or in any other Guaranteed Document, no obligations under any Secured Swap Agreement shall be “Indebtedness” after Security Termination has occurred.

     “Issuers” means the collective reference to the issuers of the Pledged Securities.

     “LLC” means, with respect to each Pledgor, each limited liability company described or referred to in Schedule 2 (as the same may be supplemented from time to time pursuant to a Supplement) in which such Pledgor has an interest.

     “LLC Agreement” means each operating agreement relating to an LLC, as such agreement has heretofore been, and may hereafter be, amended, restated, supplemented or otherwise modified from time to time.

 “Obligor Claims” has the meaning assigned to such term in Section 8.01.

    “Partnership” means, with respect to each Pledgor, each partnership described or referred to in Schedule 2 (as the same may be supplemented from time to time pursuant to a Supplement) in which such Pledgor has an interest.

    “Partnership Agreement” means each partnership agreement governing a Partnership, as such agreement has heretofore been, and may hereafter be, amended, restated, supplemented or otherwise modified.

    “Pledged LLC Interests” means, with respect to each Pledgor, all right, title and interest of such Pledgor in each LLC and all right, title and interest of any Pledgor as a member of any LLC in, to and under the LLC Agreement of each such LLC.

    “Pledged Partnership Interests” means, with respect to each Pledgor, all right, title and interest of such Pledgor in each Partnership and all right, title and interest of any Pledgor as a limited or general partner in any Partnership in, to and under the Partnership Agreement of each such Partnership.

    “Pledged Securities” means: (a) the Equity Interests described or referred to in Schedule 2 (as the same may be supplemented from time to time pursuant to a Supplement); and (b) (i) the certificates or instruments, if any, representing such Equity Interests, (ii) all dividends (cash, Equity Interests or otherwise), cash, instruments, rights to subscribe, purchase or sell and all other rights and Property from time to time received, receivable or otherwise distributed in

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respect of or in exchange for any or all of such Equity Interests, (iii) all replacements, additions to and substitutions for any of the Property referred to in this definition, including, without limitation, claims against third parties, (iv) the proceeds, interest, profits and other income of or on any of the Property referred to in this definition, (v) all security entitlements in respect of any of the foregoing, if any and (vi) all books and records relating to any of the Property referred to in this definition.

    “Pledgor” means any Obligor that now or hereafter pledges Pledged Securities hereunder.

   “Proceeds” means all “proceeds” as such term is defined in Section 9.102(65) of the Uniform Commercial Code in effect in the State of Texas on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

   “Security Termination” means such time at which each of the following events shall have occurred on or prior to such time: (a) all Commitments have terminated or expired, (b) the Credit Agreement has terminated, (c) all Indebtedness (other than obligations under any Secured Swap Agreement and other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made as of the time of determination) have been paid in full in cash, (d) all Secured Swap Agreements have been novated, terminated or the Borrower or its applicable Subsidiary has provided substitute collateral to the Secured Hedge Provider thereunder to the extent provided under the applicable Secured Swap Agreement (or as to which other arrangements satisfactory to the applicable Secured Hedge Provider shall have been made), and (e) all Letters of Credit have expired or terminated or the LC Exposure has been cash collateralized (or as to which other arrangements satisfactory to the Borrower and the Issuing Bank shall have been made), as provided for in the Credit Agreement.

   “Securities Act” means the Securities Act of 1933, as amended.

    “Supplement” means a Supplement substantially in the form attached hereto as Annex II.

   “UCC” means the Uniform Commercial Code as from time to time in effect in the State of Texas; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Administrative Agent’s and the Guaranteed Creditors’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Texas, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection, the effect thereof or priority and for purposes of definitions related to such provisions.

Section 1.02         Other Definitional Provisions.  Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Pledgor, refer to such Pledgor’s Collateral or the relevant part thereof.

Section 1.03         Rules of Interpretation.  Section 1.04 and Section 1.05 of the Credit Agreement are hereby incorporated herein by reference and shall apply to this Agreement, mutatis mutandis.

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ARTICLE II
Guarantee

Section 2.01         Guarantee.

(a)         Each of the Guarantors hereby jointly and severally, unconditionally and irrevocably, guarantees to the Guaranteed Creditors and each of their respective permitted successors, indorsees, transferees and assigns, the prompt and complete payment in cash when due (whether at the stated maturity, by acceleration or otherwise) of the Indebtedness.  This is a guarantee of payment and not collection and the liability of each Guarantor is primary and not secondary.

(b)         Anything herein or in any other Guaranteed Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Guaranteed Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.02).

(c)         Each Guarantor agrees that the Indebtedness may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Article II or affecting the rights and remedies of any Guaranteed Creditor hereunder.

(d)         Each Guarantor agrees that if the maturity of the Indebtedness is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this guarantee without demand or notice to such Guarantor.  The guarantee contained in this Article II shall remain in full force and effect until Security Termination, notwithstanding that from time to time during the term of the Credit Agreement, no Indebtedness may be outstanding.

(e)         No payment made by any Obligor, any other guarantor or any other Person or received or collected by any Guaranteed Creditor from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Indebtedness shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Indebtedness or any payment received or collected from such Guarantor in respect of the Indebtedness), remain liable for the Indebtedness up to the maximum liability of such Guarantor hereunder until Security Termination.

Section 2.02         Right of Contribution.  Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment.  Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.03.  The provisions of this Section 2.02 shall in no respect limit the obligations and liabilities of any

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Guarantor to the Guaranteed Creditors, and each Guarantor shall remain liable to the Guaranteed Creditors for the full amount guaranteed by such Guarantor hereunder.

Section 2.03         No Subrogation.  Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by any Guaranteed Creditor, no Guarantor shall be entitled to be subrogated to any of the rights of any Guaranteed Creditor against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by any Guaranteed Creditor for the payment of the Indebtedness, nor shall any Guarantor seek or be entitled to seek any indemnity, exoneration, participation, contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until Security Termination.  If any amount shall be paid to any Guarantor on account of such subrogation rights at any time prior to Security Termination, such amount shall be held by such Guarantor in trust for the Guaranteed Creditors, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Indebtedness, whether matured or unmatured, in accordance with Section 10.02(c) of the Credit Agreement.

Section 2.04         Guaranty Amendments, Etc.  with respect to the Indebtedness.  Each Guarantor shall remain obligated hereunder, and such Guarantor’s obligations hereunder shall not be released, discharged or otherwise affected, notwithstanding that, without any reservation of rights against any Guarantor and without notice to, demand upon or further assent by any Guarantor (which notice, demand and assent requirements are hereby expressly waived by such Guarantor), (a) any demand for payment of any of the Indebtedness made by any Guaranteed Creditor may be rescinded by such Guaranteed Creditor or otherwise and any of the Indebtedness continued; (b) the Indebtedness, the liability of any other Person upon or for any part thereof or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by, or any indulgence or forbearance in respect thereof granted by, any Guaranteed Creditor; (c) any Guaranteed Document may be amended, modified, supplemented or terminated, in whole or in part, as the Guaranteed Creditors may deem advisable from time to time; (d) any collateral security, guarantee or right of offset at any time held by any Guaranteed Creditor for the payment of the Indebtedness may be sold, exchanged, waived, surrendered or released; (e) any additional guarantors, makers or endorsers of the Indebtedness may from time to time be obligated on the Indebtedness or any additional security or collateral for the payment and performance of the Indebtedness may from time to time secure the Indebtedness; or (f) any other event shall occur which constitutes a defense (other than a defense of payment or performance in full) or release of sureties generally.  No Guaranteed Creditor shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Indebtedness or for the guarantee contained in this Article II or any Property subject thereto.

Section 2.05         Waivers.  Each Guarantor hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Indebtedness and notice of or proof of reliance by any Guaranteed Creditor upon the guarantee contained in this Article II or acceptance of the guarantee contained in this Article II; the Indebtedness, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived,

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in reliance upon the guarantee contained in this Article II and no notice of creation of the Indebtedness or any extension of credit already or hereafter contracted by or extended to the Borrower need be given to any Guarantor; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Guaranteed Creditors, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Article II.  Each Guarantor waives promptness, diligence, presentment, protest, demand for payment notice of acceleration and notice of intent to accelerate and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Indebtedness.  Except for rights specifically provided in this Agreement or any other Loan Document, the Borrower and the Guarantors waive each and every right to which they may be entitled by virtue of any Texas suretyship law, including any rights that they may have pursuant to Rule 31 of the Texas Rules of Civil Procedure, and Section 17.001 and Section 43.001 through 43.005 of the Texas Civil Practice and Remedies Code.

Section 2.06         Guaranty Absolute and Unconditional.

(a)         Each Guarantor understands and agrees that the guarantee contained in this Article II is, and shall be construed as, a continuing, completed, absolute and unconditional guarantee of payment, and each Guarantor hereby waives any defense of a surety or guarantor or any other obligor on any obligations arising in connection with or in respect of any of the following and hereby agrees that its obligations hereunder shall not be discharged or otherwise affected as a result of any of the following:

(i)        the invalidity or unenforceability of any Guaranteed Document, any of the Indebtedness or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Guaranteed Creditor;

(ii)       any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against any Guaranteed Creditor;

(iii)      the insolvency, bankruptcy arrangement, reorganization, adjustment, composition, liquidation, disability, dissolution or lack of power of the Borrower or any other Guarantor or any other Person at any time liable for the payment of all or part of the Indebtedness, including any discharge of, or bar or stay against collecting, any Obligation (or any part of them or interest therein) in or as a result of such proceeding;

(iv)      any sale, lease or transfer of any or all of the assets of the Borrower or any other Guarantor, or any changes in the shareholders of the Borrower or any other Guarantor;

(v)       any change in the corporate existence (including its constitution, laws, rules, regulations or power), structure or ownership of any Obligor or in the relationship between the Borrower and any Obligor;

(vi)      the fact that any Collateral or Lien contemplated or intended to be given, created or granted as security for the repayment of the Indebtedness shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other Lien, it being

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recognized and agreed by each of the Guarantors that it is not entering into this Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the Collateral for the Indebtedness;

(vii)     the absence of any attempt to collect the Indebtedness or any part of them from any Obligor;

(viii)    (A) any Guaranteed Creditor’s election, in any proceeding instituted under chapter 11 of the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code; (B) any borrowing or grant of a Lien by the Borrower, as debtor-in-possession, or extension of credit, under Section 364 of the Bankruptcy Code; (C) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of any Guaranteed Creditor’s claim (or claims) for repayment of the Indebtedness; (D) any use of cash collateral under Section 363 of the Bankruptcy Code; (E) any agreement or stipulation as to the provision of adequate protection in any bankruptcy proceeding; (F) the avoidance of any Lien in favor of the Guaranteed Creditors or any of them for any reason; or (G) failure by any Guaranteed Creditor to file or enforce a claim against the Borrower or its estate in any bankruptcy or insolvency case or proceeding; or

(ix)       any other circumstance or act whatsoever, including any action or omission of the type described in Section 2.04 (with or without notice to or knowledge of the Borrower or such Guarantor), which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Indebtedness, or of such Guarantor under the guarantee contained in this Article II, in bankruptcy or in any other instance.

(b)         When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Guaranteed Creditor may, but shall be under no obligation to, join or make a similar demand on or otherwise pursue or exhaust such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Indebtedness or any right of offset with respect thereto, and any failure by any Guaranteed Creditor to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Guaranteed Creditor against any Guarantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

Section 2.07         Payments.  Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent, for the ratable benefit of the Guaranteed Creditors, without set-off, deduction or counterclaim, in dollars, in immediately available funds, at the offices of the Administrative Agent specified in Section 12.01 of the Credit Agreement.

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ARTICLE III
Grant of Security Interest

Section 3.01         Grant of Security Interest.  Each Pledgor hereby pledges, assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Guaranteed Creditors, a security interest in all of the following Property now owned or at any time hereafter acquired by such Pledgor or in which such Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Pledgor’s Indebtedness:

(1)         all Pledged Securities; and

(2)         to the extent not otherwise included, all Proceeds and products of any Pledged Securities.

Section 3.02         Transfer of Pledged Securities.  To the extent any of the Pledged Securities constitute “securities” under Article 8 of the UCC, any certificates or instruments representing or evidencing such Pledged Securities shall be delivered to and held pursuant hereto by the Administrative Agent or a Person designated by the Administrative Agent and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, and accompanied by any required transfer tax stamps to effect the pledge of such Pledged Securities to the Administrative Agent.  Notwithstanding the preceding sentence, at the Administrative Agent’s reasonable discretion, to the extent such Pledged Securities constitute “securities” under Article 8 of the UCC, all such Pledged Securities must be delivered or transferred in such manner as to permit the Administrative Agent to be a “protected purchaser” to the extent of its security interest as provided in Section 8.303 of the UCC (if the Administrative Agent otherwise qualifies as a protected purchaser). During the continuance of an Event of Default, the Administrative Agent shall have the right, at any time in its discretion and without notice, to transfer to or to register in the name of the Administrative Agent or any of its nominees any or all of the Pledged Securities, subject only to the revocable rights specified in Section 6.02(b).  In addition, during the continuance of an Event of Default, the Administrative Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Securities for certificates or instruments of smaller or larger denominations.

ARTICLE IV
Representations and Warranties

To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder and to induce the Lenders (and their Affiliates) to enter into Swap Agreements with the Borrower and its Subsidiaries, each Obligor hereby represents and warrants to the Administrative Agent and each Lender that:

Section 4.01         Representations in Credit Agreement.  In the case of each Guarantor, the representations and warranties set forth in Article VII of the Credit Agreement as they relate to

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such Guarantor or to the Loan Documents to which such Guarantor is a party are true and correct in all material respects, provided that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 4.01, be deemed to be a reference to such Guarantor’s knowledge.

Section 4.02         Title; No Other Liens.  Except for the security interest granted to the Administrative Agent for the ratable benefit of the Guaranteed Creditors pursuant to this Agreement, such Pledgor is the record and beneficial owner of its respective items of the Collateral free and clear of any and all Liens (other than Liens permitted by Section 9.03 of the Credit Agreement) and has rights in or the power to transfer each item of the Collateral in which a Lien is granted by it hereunder, free and clear of any Lien.  No effective financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Guaranteed Creditors, pursuant to this Agreement or the Security Instruments.

Section 4.03         Perfected First Priority Liens.  The security interests granted pursuant to this Agreement (a) upon the completion of the filings and the other actions specified on Schedule 3 constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Guaranteed Creditors, as collateral security for such Pledgor’s Indebtedness, enforceable in accordance with the terms hereof against all creditors of such Pledgor and any Persons purporting to purchase any Collateral from such Pledgor and (b) are prior to all other Liens on the Collateral in existence on the date hereof.

Section 4.04         Obligor Information.  On the date hereof, the correct legal name of such Obligor, all names and trade names that such Obligor has used in the last five years, such Obligor's jurisdiction of organization and each jurisdiction of organization of such Obligor over the last five years, organizational number, taxpayor identification number, and the location(s) of such Obligor's chief executive office or sole place of business over the last five years are specified on Schedule 4.

Section 4.05          Pledged Securities.

(a)         The Pledged Securities required to be pledged hereunder and under the Credit Agreement by such Pledgor are listed in Schedule 2 (as such schedule may be updated from time to time).  The shares of Pledged Securities pledged by such Pledgor hereunder constitute all the issued and outstanding shares of all classes of the Equity Interests of each Issuer owned by such Pledgor.  All the shares of the Pledged Securities have been duly and validly issued and are fully paid and nonassessable; and such Pledgor is the record and beneficial owner of, and has good title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and other Liens permitted by Section 9.03 of the Credit Agreement, and has rights in or the power to transfer the Pledged Securities in which a Lien is granted by it hereunder.

(b)         There are no restrictions on transfer (that have not been waived or otherwise consented to) in the LLC Agreement governing any Pledged LLC Interest and the Partnership Agreement governing any Pledged Partnership Interest or any other agreement relating thereto which would limit or restrict (i) the grant of a security interest in the Pledged

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LLC Interests and the Pledged Partnership Interests, (ii) the perfection of such security interest or (iii) the exercise of remedies in respect of such perfected security interest in the Pledged LLC Interests and the Pledged Partnership Interests, in each case, as contemplated by this Agreement.  Upon the exercise of remedies in respect of the Pledged LLC Interests and the Pledged Partnership Interests, a transferee or assignee of a membership interest or partnership interest, as the case may be, of such Pledged LLC Interests or Pledged Partnership Interests, as the case may be, shall become a member or partner, as the case may be, of such LLC or Partnership, as the case may be, entitled to participate in the management thereof and, upon the transfer of the entire interest of such Pledgor, such Pledgor ceases to be a member or partner, as the case may be of such LLC or Partnership.

Section 4.06         Benefit to the Guarantor.  The Borrower is a member of an affiliated group of companies that includes each Guarantor, and the Borrower and the other Guarantors are engaged in related businesses.  Each Guarantor is a Subsidiary of the Borrower and its guaranty and surety obligations pursuant to this Agreement reasonably may be expected to benefit, directly or indirectly, it; and it has determined that this Agreement is necessary and convenient to the conduct, promotion and attainment of the business of such Guarantor and the Borrower.

ARTICLE V
Covenants

Each Obligor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until Security Termination:

Section 5.01         Maintenance of Perfected Security Interest; Further Documentation.  Each Pledgor agrees that:

(a)         it shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.03 and shall defend such security interest against the claims and demands of all Persons whomsoever other than to the extent permitted under the Credit Agreement.

(b)         it will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

(c)         at any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Pledgor, it will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably deem necessary for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the delivery of certificated securities  and the filing of any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

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Section 5.02         Pledged Securities.

(a)         If such Pledgor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Equity Interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Securities, or otherwise in respect thereof, such Pledgor shall accept the same as the agent of the Guaranteed Creditors, hold the same in trust for the Guaranteed Creditors, segregated from other Property of such Pledgor, and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Pledgor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Pledgor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Indebtedness.

(b)         Without the prior written consent of the Administrative Agent, such Pledgor will not, unless otherwise permitted hereby or under the other Loan Documents, (i) at such time as an Event of Default has occurred and is continuing, vote to enable, or take any other action to permit, any Issuer to issue any Equity Interests of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Equity Interests of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement  or as permitted under the Credit Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Pledgor or the Administrative Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.

(c)         In the case of each Pledgor that is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.02(a) with respect to the Pledged Securities issued by it and (iii) the terms of Section 6.02(a) and Section 6.03 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to  Section 6.02(c) or Section 6.03 with respect to the Pledged Securities issued by it.

(d)         In the case of each Pledgor that is a limited or general partner in a Partnership, such Pledgor hereby consents to the extent required by the applicable Partnership Agreement to the pledge by each other Pledgor, pursuant to the terms hereof, of the Pledged Partnership Interests in such Partnership and to the transfer of such Pledged Partnership Interests to the Administrative Agent or its nominee and to the substitution of the Administrative Agent or its nominee as a substituted limited or general partner in such Partnership with all the rights, powers and duties of a limited partner or a general partner, as the case may be, following the exercise of remedies hereunder in connection with the occurrence and continuation of an Event

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of Default.  In the case of each Pledgor that is a member of an LLC, such Pledgor hereby consents to the extent required by the applicable LLC Agreement to the pledge by each other Pledgor, pursuant to the terms hereof, of the Pledged LLC Interests in such LLC and to the transfer of such Pledged LLC Interests to the Administrative Agent or its nominee and to the substitution of the Administrative Agent or its nominee as a substituted member of the LLC with all the rights, powers and duties of a member of such LLC, following the exercise of remedies hereunder in connection with the occurrence and continuation of an Event of Default.

(e)         Such Pledgor shall not agree to any amendment of a Partnership Agreement or LLC Agreement that in any way adversely affects the perfection of the security interest of the Administrative Agent in the Pledged Partnership Interests or Pledged LLC Interests pledged by such Pledgor hereunder, including any amendment electing to treat the membership interest or partnership interest of such Pledgor as a security under Section 8-103 of the UCC without the prior written consent of the Administrative Agent.

(f)          Each Pledgor shall furnish to the Administrative Agent such stock powers and other instruments as may be required by the Administrative Agent to assure the transferability of the Pledged Securities when and as often as may be reasonably requested by the Administrative Agent.

(g)         The Pledged Securities will at all times constitute not less than 100% of the Equity Interests of the Issuer thereof owned by any Pledgor.  During the continuance of an Event of Default, each Pledgor will not permit any Issuer to issue any new shares of any class of the Equity Interests of such Issuer without the prior written consent of the Administrative Agent.

ARTICLEVI
Remedial Provisions

Section 6.01         Code and Other Remedies.

(a)         Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, on behalf of the Guaranteed Creditors, may exercise, in addition to all other rights and remedies granted to them in this Agreement, the other Loan Documents and in any other instrument or agreement securing, evidencing or relating to the Indebtedness, all rights and remedies of a secured party under the UCC or any other applicable law or otherwise available at law or equity.  Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may, during the continuance of an Event of Default, forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Guaranteed Creditor or elsewhere upon such terms and conditions as it may deem advisable and at such commercially reasonable prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  Any Guaranteed Creditor shall have the right upon any such

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public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Pledgor, which right or equity is hereby waived and released.  If applicable to any particular item of Collateral, each Pledgor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Pledgor’s premises or elsewhere.  Any such sale or transfer by the Administrative Agent either to itself or to any other Person shall be absolutely free from any claim of right by Pledgor, including any equity or right of redemption, stay or appraisal which Pledgor has or may have under any rule of law, regulation or statute now existing or hereafter adopted (and such Pledgor hereby waives any rights it may have in respect thereof).  Upon any such sale or transfer, the Administrative Agent shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred.  The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.01, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Guaranteed Creditors hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Indebtedness, in accordance with Section 10.02(c) of the Credit Agreement, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9.615 of the UCC, need the Administrative Agent account for the surplus, if any, to any Pledgor.  To the extent permitted by applicable law, each Pledgor waives all claims, damages and demands it may acquire against the Administrative Agent or any Guaranteed Creditor arising out of the exercise by them of any rights hereunder except to the extent caused by the gross negligence or willful misconduct of the Administrative Agent or such Guaranteed Creditor or their respective agents.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

(b)         In the event that the Administrative Agent elects not to sell the Collateral in connection with the exercise of remedies pursuant to Section 6.01(a), the Administrative Agent retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the proceeds of the same towards payment of the Indebtedness.  Each and every method of disposition of the Collateral described in this Agreement shall constitute disposition in a commercially reasonable manner.

(c)         The Administrative Agent may appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer of the Collateral.

Section 6.02         Pledged Securities.

(a)         Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Pledgor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 6.02(b), each Pledgor shall be permitted to receive all cash dividends paid in respect of the Pledged Securities paid in the normal course of business of the relevant Issuer (other than liquidating or distributing dividends) and to exercise all voting, consent and corporate, partnership or limited liability rights with

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respect to the Pledged Securities; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Pledgor that would result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document or, during an Event of Default, without the prior consent of the Administrative Agent, enable or permit any issuer of Pledged Securities to issue any Equity Interest or to issue any other securities convertible into or granting the right to purchase or exchange for any Equity Interest of any issuer of Pledged Securities other than as permitted by the Credit Agreement.  During the continuance of an Event of Default, any sums paid upon or in respect of any Pledged Securities upon the liquidation or dissolution of any Issuer, any distribution of capital made on or in respect of any Pledged Securities or any Property distributed upon or with respect to any Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization of any Issuer shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Indebtedness.  If any sum of money or Property so paid or distributed in respect of any Pledged Securities shall be received by such Pledgor, such Pledgor shall, until such money or Property is paid or delivered to the Administrative Agent, hold such money or Property in trust for the Administrative Agent, segregated from other funds of such Pledgor, as additional security for the Indebtedness.

(b)         Upon the occurrence and during the continuance of an Event of Default, upon notice by the Administrative Agent of its intent to exercise such rights to the relevant Pledgor or Pledgors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments, Property or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Indebtedness in accordance with Section 10.02(c) of the Credit Agreement, and (ii) any or all of the Pledged Securities shall be registered in the name of the Administrative Agent or its nominee, and (iii) the Administrative Agent or its nominee may exercise (A) all voting, consent, corporate, partnership or limited liability and other rights pertaining to such Pledged Securities at any meeting of shareholders, partners or members (or other equivalent body), as the case may be, of the relevant Issuer or Issuers or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the organizational structure of any Issuer, or upon the exercise by any Pledgor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for Property actually received by it, but the Administrative Agent shall have no duty to any Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c)         Upon the occurrence and during the continuance of an Event of Default, in order to permit the Administrative Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) each Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all such proxies, dividend

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payment orders and other instruments as the Administrative Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Pledgor hereby grants to the Administrative Agent an irrevocable proxy to vote all or any part of the Pledged Securities and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Securities would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Securities on the record books of the Issuer thereof) by any other Person (including the Issuer of such Pledged Securities or any officer or agent thereof).

(d)         Each Pledgor hereby authorizes and instructs each Issuer to (i) comply with any instruction received by such Issuer from the Administrative Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Pledgor, and each Pledgor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby or as permitted in the Credit Agreement, pay any dividends or other payments with respect to the Pledged Securities directly to the Administrative Agent.

(e)         Upon the occurrence and during the continuance of an Event of Default, if the Issuer is the subject of bankruptcy, insolvency, receivership, custodianship or other proceedings under the supervision of any Governmental Authority, then all rights of the Pledgor in respect thereof to exercise the voting and other consensual rights which such Pledgor would otherwise be entitled to exercise with respect to the Pledged Securities issued by such Issuer shall cease, and all such rights shall thereupon become vested in the Administrative Agent who shall thereupon have the sole right to exercise such voting and other consensual rights, but the Administrative Agent shall have no duty to exercise any such voting or other consensual rights and shall not be responsible for any failure to do so or delay in so doing.

Section 6.03         Private Sales of Pledged Securities.

(a)         Each Pledgor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise or may determine that a public sale is impracticable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such Equity Interests for their own account for investment and not with a view to the distribution or resale thereof.  Each Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit the Issuer thereof to register such Equity Interests for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

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(b)         Each Pledgor agrees to use commercially reasonable efforts to do or cause to be done all such other acts as may reasonably be necessary to make such sale or sales of all or any portion of the Pledged Securities pursuant to this Section 6.03 valid and binding and in compliance with any and all other applicable Governmental Requirements.  Each Pledgor further agrees that a breach of any of the covenants contained in this Section 6.03 will cause irreparable injury to the Guaranteed Creditors, that the Guaranteed Creditors have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.03 shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred or is continuing under the Credit Agreement.

Section 6.04        Waiver; Deficiency.  Each Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Indebtedness and the fees and disbursements of any attorneys employed by the Administrative Agent or any Guaranteed Creditor to collect such deficiency.

Section 6.05         Non-Judicial Enforcement.  The Administrative Agent may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law, each Pledgor expressly waives any and all legal rights which might otherwise require the Administrative Agent to enforce its rights by judicial process.

ARTICLE VII
The Administrative Agent

Section 7.01         Administrative Agent’s Appointment as Attorney-in-Fact, Etc.

(a)         Each Pledgor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Pledgor and in the name of such Pledgor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all reasonably appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Pledgor hereby gives the Administrative Agent the power and right, on behalf of such Pledgor, without notice to or assent by such Pledgor, to do any or all of the following:

(i)        in the name of such Pledgor or its own name, or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due with respect to any Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any such moneys due with respect to any other Collateral whenever payable;

(ii)       unless being disputed pursuant to the Credit Agreement, pay or discharge Taxes and Liens levied or placed on or threatened against the Collateral, effect any

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repairs or any insurance called for by the terms of this Agreement or any other Loan Document and pay all or any part of the premiums therefor and the costs thereof;

(iii)      execute, in connection with any sale provided for in Section 6.01 or Section 6.03, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(iv)      (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (D) defend any suit, action or proceeding brought against such Pledgor with respect to any Collateral; (E) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; and (F) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Pledgor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the Guaranteed Creditors’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Pledgor might do.

Anything in this Section 7.01(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.01(a) unless an Event of Default shall have occurred and be continuing.

(b)         If any Obligor fails to perform or comply with any of its agreements contained herein within the applicable grace periods, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)         The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.01, together with interest thereon at a rate per annum equal to the post-default rate specified in Section 3.02(c) of the Credit Agreement, but in no event to exceed the Highest Lawful Rate, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Obligor, shall be payable by such Obligor to the Administrative Agent on demand.

(d)         Each Obligor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue and in compliance hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until Security Termination.

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Section 7.02         Duty of Administrative Agent.  The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9.207 of the UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar Property for its own account and the Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral.  Neither the Administrative Agent, any other Guaranteed Creditor nor any of their Related Parties shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Administrative Agent and the other Guaranteed Creditors hereunder are solely to protect the Administrative Agent’s and the other Guaranteed Creditors’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any other Guaranteed Creditor to exercise any such powers.  The Administrative Agent and the other Guaranteed Creditors shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their Related Parties shall be responsible to any Obligor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.  To the fullest extent permitted by applicable law, the Administrative Agent shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral or the Indebtedness, or to take any steps necessary to preserve any rights against any Pledgor or other Person or ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not it has or is deemed to have knowledge of such matters.  Each Obligor, to the extent permitted by applicable law, waives any right of marshaling in respect of any and all Collateral, and waives any right to require the Administrative Agent or any other Guaranteed Creditor to proceed against any Obligor or other Person, exhaust any Collateral or enforce any other remedy which the Administrative Agent or any other Guaranteed Creditor now has or may hereafter have against any Obligor or other Person.

Section 7.03         Execution of Financing Statements.  Pursuant to the UCC and any other applicable law, each Pledgor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Pledgor in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement.  A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

Section 7.04         Authority of Administrative Agent.  Each Obligor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Guaranteed Creditors, be governed by the Credit Agreement and by such other agreements

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with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Obligors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Guaranteed Creditors with full and valid authority so to act or refrain from acting, and no Obligor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

ARTICLE VIII
Subordination of Indebtedness

Section 8.01         Subordination of All Obligor Claims.  As used herein, the term “Obligor Claims” shall mean all debts and obligations of the Borrower or any other Obligor to any other Obligor, whether such debts and obligations now exist or are hereafter incurred or arise, or whether the obligation of the debtor thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or obligations be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or obligations may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by such other Obligor.  After and during the continuation of an Event of Default, no Obligor shall receive or collect, directly or indirectly, from any other Obligor in respect thereof any amount upon the Obligor Claims.

Section 8.02         Claims in Bankruptcy.  In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving any Obligor, the Administrative Agent on behalf of the Administrative Agent and the other Guaranteed Creditors shall have the right to prove their claim in any proceeding, so as to establish their rights hereunder and receive directly from the receiver, trustee or other court custodian, dividends and payments which would otherwise be payable upon Obligor Claims.  Each Obligor hereby assigns such dividends and payments to the Administrative Agent for the benefit of the Guaranteed Creditors for application against the Indebtedness as provided under Section 10.02(c) of the Credit Agreement.  Should any Agent or Guaranteed Creditor receive, for application upon the Indebtedness, any such dividend or payment which is otherwise payable to any Obligor, and which, as between such Obligors, shall constitute a credit upon the Obligor Claims, then upon Security Termination, the intended recipient shall become subrogated to the rights of the Administrative Agent and the other Guaranteed Creditors to the extent that such payments to the Administrative Agent and the other Guaranteed Creditors on the Obligor Claims have contributed toward the liquidation of the Indebtedness, and such subrogation shall be with respect to that proportion of the Indebtedness which would have been unpaid if the Administrative Agent and the other Guaranteed Creditors had not received dividends or payments upon the Obligor Claims.

Section 8.03         Payments Held in Trust.  In the event that, notwithstanding Section 8.01 and Section 8.02, any Obligor should receive any funds, payments, claims or distributions which are prohibited by such Sections, then it agrees: (a) to hold in trust for the Administrative Agent and the other Guaranteed Creditors an amount equal to the amount of all funds, payments, claims or distributions so received, and (b) that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions except to pay them promptly to the Administrative

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Agent, for the benefit of the Guaranteed Creditors; and each Obligor covenants promptly to pay the same to the Administrative Agent.

Section 8.04         Liens Subordinate.  Each Obligor agrees that until Security Termination, any Liens securing payment of the Obligor Claims shall be and remain inferior and subordinate to any Liens securing payment of the Indebtedness, regardless of whether such encumbrances in favor of such Obligor, the Administrative Agent or any other Guaranteed Creditor presently exist or are hereafter created or attach.  Without the prior written consent of the Administrative Agent, no Obligor, during the period in which any of the Indebtedness is outstanding or the Commitments are in effect, shall (a) exercise or enforce any creditor’s right it may have against any debtor in respect of the Obligor Claims, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, including without limitation the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any Lien securing payment of the Obligor Claims held by it.

Section 8.05         Notation of Records.  Upon the request of the Administrative Agent, all promissory notes and all accounts receivable ledgers or other evidence of the Obligor Claims accepted by or held by any Obligor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Agreement.

ARTICLE IX
Miscellaneous

Section 9.01         Waiver.  No failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, privilege or remedy or any abandonment or discontinuance of steps to enforce such right, power, privilege or remedy under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, privilege or remedy under this Agreement or any other Loan Document preclude or be construed as a waiver of any other or further exercise thereof or the exercise of any other right, power, privilege or remedy.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law or equity.

Section 9.02         Notices.  All notices and other communications provided for herein shall be given in the manner and subject to the terms of Section 12.01 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

Section 9.03         Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 12.02 of the Credit Agreement.

Section 9.04         Successors and Assigns.  The provisions of this Agreement shall be binding upon the Obligors and their successors and assigns and shall inure to the benefit of the Administrative Agent and the other Guaranteed Creditors and their respective successors and assigns; provided that except as set forth in Section 12.04 of the Credit Agreement, no Obligor

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may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and the Lenders, and any such purported assignment, transfer or delegation shall be null and void.

Section 9.05         Survival; Revival; Reinstatement.

(a)         All covenants, agreements, representations and warranties made by any Obligor herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document to which it is a party shall be considered to have been relied upon by the Administrative Agent, the other Agents, the Issuing Bank and the Lenders and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the other Agents, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until Security Termination.

(b)         To the extent that any payments on the Indebtedness or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the Guaranteed Creditors’ Liens, security interests, rights, powers and remedies under this Agreement and each other Loan Document shall continue in full force and effect.  In such event, each Loan Document shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Administrative Agent and the Guaranteed Creditors to effect such reinstatement.

Section 9.06         Counterparts; Integration; Effectiveness.

(a)         This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b)         This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN THE LETTERS OF CREDIT AND THE LETTER OF CREDIT AGREEMENTS) REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPERANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(c)         This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received

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counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto, the Lenders and their respective successors and permitted assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

(d)         In the event of a conflict between the provisions hereof and the Credit Agreement, the provisions of the Credit Agreement shall control.

Section 9.07         Severability.  Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.08         Set-Off.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates (that is a Secured Hedge Provider) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including, without limitation, obligations under Secured Swap Agreements) at any time owing by such Lender or such Affiliate to or for the credit or the account of any Obligor against any of and all the obligations of the Obligor owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured.  The rights of each Lender under this Section 9.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or such Affiliates may have.

Section 9.09         Governing Law; Submission to Jurisdiction.

(a)         THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

(b)         ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF TEXAS, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.  THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND

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DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

(c)         EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 12.01 OF THE CREDIT AGREEMENT (OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 12.01 OF THE CREDIT AGREEMENT) OR SCHEDULE 1 HERETO, AS APPLICABLE, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

(d)         EACH PARTY HEREBY (1) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (2) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (3) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (4) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 9.09.

Section 9.10         Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.11         Acknowledgments.  Each Obligor hereby acknowledges that:

(a)         it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)         neither the Administrative Agent nor any other Guaranteed Creditor has any fiduciary relationship with or duty to any Obligor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Obligors, on

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the one hand, and the Administrative Agent and the other Guaranteed Creditors, on the other hand, in connection herewith or therewith is solely that of debtor and creditor;

(c)         no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Guaranteed Creditors or among the Obligors and the Guaranteed Creditors; and

(d)         Each of the parties hereto specifically agrees that it has a duty to read this Agreement, the other Security Instruments and the other Loan Documents and agrees that it is charged with notice and knowledge of the terms of this Agreement, the other Security Instruments and the other Loan Documents; that it has in fact read this Agreement, the other Security Instruments and the other Loan Documents and is fully informed and has full notice and knowledge of the terms, conditions and effects thereof; that it has been represented by independent legal counsel of its choice throughout the negotiations preceding its execution of this Agreement and the other Security Instruments; and has received the advice of its attorney in entering into this Agreement and the other Security Instruments; and that it recognizes that certain of the terms of this Agreement and the other Security Instruments result in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability.  EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER SECURITY INSTRUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

Section 9.12        Additional Obligors and Pledgors.  Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 8.13 of the Credit Agreement shall become an Obligor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement and shall thereafter have the same rights, benefits and obligations as an Obligor party hereto on the date hereof.  Each Guarantor that is required to pledge Equity Interests of its Subsidiaries shall execute and deliver a Supplement, if such Equity Interests were not previously pledged.

Section 9.13         Releases.

(a)         Release Upon Security Termination.  The grant of a security interest hereunder and all of  each Guaranteed Creditor’s rights, powers and remedies in connection herewith shall remain in full force and effect until Security Termination has occurred.  Upon Security Termination, at the expense of the Borrower, the Administrative Agent will promptly release, reassign and transfer the Collateral to the Pledgors and declare this Agreement to be of no further force or effect.

(b)         Partial Releases.  If any of the Collateral shall be sold, transferred or otherwise disposed of by any Pledgor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Pledgor, shall promptly execute and deliver to such Pledgor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral and the Equity Interests of

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the Issuer thereof.  At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the Equity Interests of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request of a Responsible Officer of the Borrower for release identifying the relevant Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

(c)         Retention in Satisfaction.  Except as may be expressly applicable pursuant to Section 9.620 of the UCC, no action taken or omission to act by the Administrative Agent or the other Guaranteed Creditors hereunder, including, without limitation, any exercise of voting or consensual rights or any other action taken or inaction, shall be deemed to constitute a retention of the Collateral in satisfaction of the Indebtedness or otherwise to be in full satisfaction of the Indebtedness, and the Indebtedness shall remain in full force and effect, until the Administrative Agent and the other Guaranteed Creditors shall have applied payments (including, without limitation, collections from Collateral) towards the Indebtedness in the full amount then outstanding or until such subsequent time as is provided in Section 9.13(a).

Section 9.14        Acceptance.  Each Obligor hereby expressly waives notice of acceptance of this Agreement, acceptance on the part of the Administrative Agent and the other Guaranteed Creditors being conclusively presumed by their request for this Agreement and delivery of the same to the Administrative Agent.

Section 9.15         Amendment and Restatement; Reaffirmation.  Upon the Effective Date, the Fourth Amended and Restated Guaranty and Pledge Agreement (the “Original Guaranty”) (and, except as otherwise set forth in the following proviso, all obligations and rights of any party thereunder), shall be amended and restated in its entirety by this Agreement; provided, however, that, except as amended hereby, the obligations of payment and performance arising under the Original Guaranty shall continue in full force and effect and the liens securing payment and performance thereof shall be continuing but shall now be governed by the terms of this Agreement.  The execution and delivery of this Agreement shall constitute an amendment, replacement and restatement, but not a novation or repayment or an accord and satisfaction, of the obligations of payment and performance arising under the Original Guaranty, nor shall it result in a waiver of, or release, discharge or forgiveness of, any amount payable pursuant to the Original Guaranty or any indebtedness, liabilities or obligations of the Obligors thereunder, all of which are renewed and continued and are hereafter payable to and to be performed in accordance with this Agreement.

Each Obligor hereby reaffirms its obligations under each Loan Document to which it is a party (collectively, the “Reaffirmed Documents”).  Each Obligor agrees that each Reaffirmed Document to which it is a party shall remain in full force and effect following the execution and delivery of this Agreement and the Credit Agreement and that all references in any of the Reaffirmed Documents to the “Credit Agreement” shall be deemed to refer to the Credit Agreement (as such term is defined herein).

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Section 9.16         No Fiduciary Duty.  Each Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrower and the Guarantors, their respective stockholders and/or their affiliates.  Each Guarantor agrees that nothing in the Loan Documents and nothing in connection with the transactions related thereto will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Borrower and any Guarantor, its stockholders or its affiliates, on the other.  Each Guarantor acknowledges and agrees that (a) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrower on the other, and (b) in connection therewith and with the process leading thereto, (i) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower or any Guarantor, its stockholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise the Borrower or any Guarantor, its stockholders or its Affiliates on other matters) or any other obligation to the Borrower or any Guarantor except the obligations expressly set forth in the Loan Documents and (ii) each Lender is acting solely as principal and not as the agent or fiduciary of the Borrower or any Guarantor, its management, stockholders, creditors or any other Person.  Each Guarantor acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.  Each Guarantor agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower or any Guarantor, in connection with such transaction or the process leading thereto.

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IN WITNESS WHEREOF, each of the undersigned has caused this Fifth Amended and Restated Guaranty and Pledge Agreement to be duly executed and delivered as of the date first above written.

BORROWER:	LINN ENERGY, LLC

	By:	/s/ Kolja Rockov
Kolja Rockov
Executive Vice President and Chief Financial Officer

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Signature Page
Fifth Amended and Restated Guaranty and Pledge Agreement

GUARANTORS:	LINN ENERGY HOLDINGS, LLC

LINN OPERATING, INC.

MID-CONTINENT HOLDINGS I, LLC

MID-CONTINENT HOLDINGS II, LLC

MID-CONTINENT I, LLC

MID-CONTINENT II, LLC

LINN GAS MARKETING, LLC

LINN EXPLORATION & PRODUCTION MICHIGAN LLC

LINN EXPLORATION & PRODUCTION MICHIGAN MIDSTREAM LLC

LINN GAS PROCESSING MI LLC

LINN MIDWEST ENERGY LLC

	By:	/s/ Kolja Rockov
Kolja Rockov
Executive Vice President and Chief Financial Officer

LINN EXPLORATION MIDCONTINENT, LLC

By: Mid-Continent Holdings II, LLC, its sole member, as Member/Manager

/s/ Kolja Rockov
	Name:	Kolja Rockov
	Title:	Executive Vice President and Chief Financial Officer

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Signature Page
Fifth Amended and Restated Guaranty and Pledge Agreement

Acknowledged and Agreed to as of the date hereof by:

ADMINISTRATIVE AGENT:	BNP PARIBAS

	By:	/s/ Doug Liftman
	Name:	Doug Liftman
	Title:	Managing Director

	By:	/s/ Edward Pak
	Name:	Edward Pak
	Title:	Director

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Signature Page
Fifth Amended and Restated Guaranty and Pledge Agreement